UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

The Hillman Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10590 Hamilton Avenue

Cincinnati, Ohio 45231

(Address of principal executive offices)

Registrant’s telephone number, including area code: 513-851-4900

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Information

This current report on Form 8-K contains forward-looking statements, based on numerous assumptions and subject to risks and uncertainties. Although the Company believes that the forward-looking statements are reasonable, it does not and cannot give any assurance that its beliefs and expectations will prove to be correct. Many factors could significantly affect the Company’s operations and cause the Company’s actual results to differ substantially from the Company’s expectations. Those factors include, but are not limited to: (i) general economic and construction business conditions; (ii) customer acceptance of the Company’s products; (iii) relationships with key customers; (iv) materials and manufacturing costs; (v) the financial condition of customers, competitors and suppliers; (vi) technological developments; (vii) increased competition; (viii) changes in capital and credit market conditions; (ix) governmental and business conditions in countries where the Company’s products are manufactured and sold; (x) changes in trade regulations; (xi) the effect of acquisition activity; (xii) changes in the Company’s plans, strategies, objectives, expectations or intentions; and (xiii) other risks and uncertainties indicated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Actual results might differ materially from results suggested by any forward-looking statements in this report. The Company does not have an obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Item 2.02	Results of Operations and Financial Condition.

On March 11, 2011, The Hillman Companies, Inc. (“we”, “us”, “our, or the “Company”) provided the following guidance on its results for the fiscal year ended December 31, 2010 in connection with the announcement of the proposed acquisition of TAGWORKS, L.L.C. (“TagWorks”) by The Hillman Group, Inc. (“Hillman Group”), a subsidiary of the Company, and the launch of an offering of $50 million aggregate principal amount of Hillman Group’s 10.875% senior notes due 2018 (the “Notes) (each as described under Item 8.01 below):

For the fiscal year ended December 31, 2010, based on information currently available to the Company, the Company expects net sales to be between $455 million and $470 million, income from operations to be between $5.6 million and $10.6 million, and Adjusted EBITDA (as defined below) to be between $80 million and $85 million. After giving pro forma effect to the Company’s acquisition by affiliates of Oak Hill Capital Partners on May 28, 2010, including related financing transactions and the acquisition of licenses from Quick-Tag, Inc., and as further adjusted to give effect to the Company’s previously announced acquisition of Serv-A-Lite Products, Inc. and the proposed acquisition of TagWorks (as described below), in each case as if they had occurred on January 1, 2010, the Company estimates full year 2010 net sales to be between $490 million and $507 million and Adjusted EBITDA to be between $90 million and $96.5 million.

Below is a reconciliation of net sales to Adjusted EBITDA and Pro Forma Adjusted EBITDA, for the periods indicated:

(Amounts in thousands)	Three Months Ended December 31, 2010
	Low	High
Net sales	$99,000	$114,000

Income from operations	3,000	8,000
Add back: Depreciation and amortization	9,300	9,300
Management fees to a related party
Share based compensation expense
Exchange rate (gain) loss	(150)	(150)
Non-recurring expenses	350	350
Other, net	1,000	1,000

Adjusted EBITDA (1)	$13,500	$18,500

(Amounts in thousands)	Twelve Months Ended December 31, 2010
	Low	High
Net sales	$455,000	$470,000
Pro forma adjustments (2)	35,000	37,000

Pro forma net sales (2)	$490,000	$507,000

Income from operations	5,581	10,581
Add back: Depreciation and amortization	31,600	31,600
Management fees to a related party	438	438
Share based compensation expense	19,053	19,053
Exchange rate (gain) loss	(400)	(400)
Non-recurring expenses	22,492	22,492
Other, net	1,236	1,236

Adjusted EBITDA (1)	$80,000	$85,000
Pro forma adjustments (2)	10,000	11,500

Pro forma adjusted EBITDA	$90,000	$96,500

NOTES:

(1)	Adjusted EBITDA, a non-GAAP measure, is defined as income from operations plus depreciation and amortization, share based compensation expense, management fees to a related party, foreign exchange gains and losses and non-recurring expenses. The Company believes that Adjusted EBITDA provides useful information to holders of the Company’s trust preferred securities and debt holders regarding the Company’s operating performance, capacity to incur and service debt, make distributions to holders of the trust preferred securities and fund capital expenditures. The Company believes that Adjusted EBITDA is used by many investors, analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA approximates Consolidated Adjusted EBITDA as defined in our senior credit facility and indenture relating to the Company’s senior notes. Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.

(2)	The pro forma adjustments for the twelve months ended December 31, 2010 give effect to the Company’s acquisition by affiliates of Oak Hill Capital Partners on May 28, 2010, including related financing transactions and the May 28, 2010 purchase of the Quick-Tag license, the December 29, 2010 acquisition of Serv-A-Lite Products, Inc., and the proposed acquisition of TagWorks, in each case as if they had occurred on January 1, 2010.

The preliminary financial data set forth in this section has been prepared by, and is the responsibility of, our management. The foregoing information and estimates have not been compiled or examined by our independent auditors and they are subject to revision as we prepare our financial statements as of and for the year ended December 31, 2010, including all disclosures required by GAAP, and as our auditors conduct their audit of these financial statements. Because we have not completed our normal quarterly closing and review procedures for the year ended December 31, 2010, and subsequent events may occur that require adjustments to these results, there can be no assurance that the final results for the year ended December 31, 2010 will not differ materially from these estimates. These estimates should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP or as a measure of performance. In addition, these estimated results of operations for full year 2010 are not necessarily indicative of the results to be achieved for any future period. See “Forward-Looking Information.”

The information under Item 2.02 of this Form 8-K is being furnished under Item 2.02. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Proposed Acquisition of TagWorks, L.L.C.

On March 11, 2011, the Company issued a press release announcing that Hillman Group has entered into a purchase agreement to acquire all of the membership interests in TagWorks for an initial purchase price of $40 million. The closing purchase price is subject to post-closing adjustments for certain changes in indebtedness and working capital of TagWorks and certain transaction expenses, in each case as provided in the purchase agreement. In addition, subject to fulfillment of certain conditions, Hillman Group will pay additional consideration of $12.5 million to the sellers of TagWorks on October 31, 2011, and an additional earn-out payment of up to $12.5 million in 2012. In conjunction with this agreement, Hillman Group is entering into a 17 year agreement with KeyWorks-KeyExpress, LLC, a company affiliated with TagWorks, to assign its patent-pending retail key program technology to The Hillman Group.

A press release relating to the proposed acquisition is furnished as Exhibit 99.1 hereto.

Offering of 10.875% Senior Notes due 2018

On March 11, 2011, the Company issued a press release announcing that Hillman Group has commenced an offering of $50 million aggregate principal amount of its Senior Notes due 2018. A press release relating to the offering is furnished as Exhibit 99.2 hereto.

The information under Item 8.01 of this Form 8-K and the press releases exhibited thereto are being furnished under Item 8.01. Such information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under Securities Act, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated March 11, 2011.

99.2	Press Release dated March 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE HILLMAN COMPANIES, INC.
(Registrant)

Date: March 11, 2011	By:	/S/ JAMES P. WATERS
	Name:	James P. Waters
	Title:	Chief Financial Officer

Exhibit Number	Description of Exhibit

99.1	Press Release dated March 11, 2011.

99.2	Press Release dated March 11, 2011.